                          IMMEDIATE ATTENTION REQUIRED

                                                                  August 6, 1999

RE:  The Gartner Group, Inc. Savings and Investment Plan

Dear Plan Participant:

     Our records reflect that, as a participant in the plan above (the "Plan"), a portion of your individual account is invested in the Gartner Group Stock Fund. Gartner Group, Inc. has initiated an offer to purchase up to 15,700,000 shares of its Common Stock.

     Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials describe an offer to purchase up to 15,700,000 shares of Gartner Group, Inc. Common Stock consisting of up to 9,600,000 shares of Class A Common Stock and up to 6,100,000 shares of Class B Common Stock at prices not less than $21.00 nor greater than $24.00 per share. As described below, you have the right to instruct Fidelity Management Trust Company ("Fidelity"), as trustee of the Plan, concerning whether to tender shares of Gartner Group, Inc. Class A Common Stock (of which the Gartner Group Stock Fund is comprised) credited to your individual account under the Plan, and at which price or prices.

     YOU WILL NEED TO COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO FIDELITY INSTITUTIONAL RETIREMENT SERVICES COMPANY IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST 20, 1999, UNLESS THE OFFER IS EXTENDED. IMPORTANT: PLEASE COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW. YOU MAY ALSO INSTRUCT FIDELITY BY FACSIMILE BY FAXING BOTH SIDES OF YOUR DIRECTION FORM TO 1-888-451-8683 (TOLL FREE).

     The remainder of this letter summarizes the transaction, your rights under the Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the other tender offer materials including the Offer to Purchase and the related Letter of Transmittal, enclosed with this letter.

BACKGROUND

     Gartner Group, Inc. (the "Company") has made a tender offer to purchase up to 15,700,000 shares of Gartner Group, Inc. Common Stock consisting of up to 9,600,000 shares of Class A Common Stock (the "Class A Shares") and up to 6,100,000 shares of Class B Common Stock (the "Class B Shares") at prices not less than $21.00 nor greater than $24.00 per share. The enclosed Offer to Purchase dated July 27, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer") set forth the objectives, terms and conditions of the Offer and are being provided to all of the Company's shareholders.

     The Company's Offer to Purchase extends to the Class A Shares held by the Plan. As of July 28, 1999, the Plan held approximately 78,900 Class A Shares. Only Fidelity, as trustee of the Plan, can tender these Class A Shares in the Offer. Nonetheless, as a participant under the Plan, you have the right to direct Fidelity whether or not to tender some or all of the Class A Shares credited to your individual account in the Plan, and at which price or prices. Unless otherwise required by applicable law, Fidelity will tender Class A Shares credited to participant accounts in accordance with participant instructions and Fidelity will not tender Class A Shares credited to participant accounts for which it does not receive timely instructions. IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO FIDELITY ON A TIMELY BASIS, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER AND NO CLASS A SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED IN THE OFFER.

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the trust agreement between the Company and Fidelity (the "trust agreement"), prohibits the sale of Class A Shares to the Company for less than adequate consideration, which Fidelity will determine based on the prevailing or closing market price of the Class A Shares on or about the date the Class A Shares are tendered by Fidelity pursuant to the Offer (the "prevailing or closing market price"). Accordingly, depending on the closing market price of the Class A Shares on such date, Fidelity may be unable to tender Class A Shares at certain directed prices within the offered range. In such event, Fidelity will tender or not tender Class A Shares as follows:

     - If the prevailing or closing market price is greater than the price at which a participant directed his or her Class A Shares be tendered but within the range of tender prices offered, Fidelity will follow such participant's directions regarding the percentage of Class A Shares to be tendered but will increase the price at which such Class A Shares are to be tendered to the prevailing or closing market price. This may result in some or all of such Class A Shares not being purchased by the Company.

     - If the prevailing or closing market price is greater than the maximum tender price offered by the Company ($24.00 per Class A Share), notwithstanding participants' directions to tender Class A Shares in the Offer, no Class A Shares will be tendered.

     - If the prevailing or closing market price is lower than the price at which a participant directed his or her Class A Shares to be tendered, notwithstanding the lower closing market price, Fidelity will follow such participant's direction (or failure to direct) both as to percentage of Class A Shares to tender and as to the price at which such Class A Shares are tendered.

     - Unless otherwise required by applicable law, Fidelity will not tender Class A Shares for which it has received no direction, or for which it has received a direction not to tender.

     Please note that a tender of Class A Shares credited to your individual account under the Plan can be made only by Fidelity as the holder of record. DO NOT COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL; IT IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DIRECTLY CLASS A SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN. IF YOU WISH TO DIRECT FIDELITY CONCERNING THE TENDER OF YOUR CLASS A SHARES IN THE PLAN, YOU MUST COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM.

     FIDELITY MAKES NO RECOMMENDATION AS TO WHETHER TO DIRECT THE TENDER OF CLASS A SHARES OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF CLASS A SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

CONFIDENTIALITY

     TO ASSURE THE CONFIDENTIALITY OF YOUR DECISION, FIDELITY AND ITS AFFILIATES OR AGENTS WILL TABULATE THE DIRECTION FORMS. NEITHER FIDELITY NOR ITS AFFILIATES OR AGENTS WILL MAKE THE RESULTS OF YOUR INDIVIDUAL DIRECTION AVAILABLE TO THE COMPANY.

PROCEDURE FOR DIRECTING TRUSTEE

     Enclosed is a Direction Form which should be completed and returned to Fidelity. Please note that the reverse side of the Direction Form indicates next to your address how many Class A Shares you have in your individual account as of July 28, 1999. However, for purposes of the final tabulation, Fidelity will apply your instructions to the number of Class A Shares credited to your account as of August 16, 1999, or as of a later date if the Offer is extended.

     If you do not properly complete the Direction Form or do not return it by the deadline specified, such Class A Shares will be considered NOT TENDERED.

     To properly complete your Direction Form, you must do the following:

     (1) On the face of the Direction Form, check Box 1 or 2. CHECK ONLY ONE
BOX:

        - CHECK BOX 1 if you DO NOT want the Class A Shares credited to your individual account tendered for sale in accordance with the terms of the Offer and simply want the Plan to continue holding such Class A Shares.

        - CHECK BOX 2 in all other cases and complete the table immediately below Box 2. Specify the percentage (in whole numbers) of Class A Shares credited to your individual account that you want to tender at each price indicated.

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       You may direct the tender of Shares credited to your account at different prices. To do so, you must state the percentage (in whole numbers) of Class A Shares to be sold at each price by filling in the percentage of such Class A Shares on the line immediately before the price. Also, you may elect to accept the per Share Purchase Price resulting from the Dutch Auction tender process, which will result in receiving a price per Class
       A Share as low as $21.00 or as high as $24.00. Leave the line blank if you want no Class A Shares tendered at that price. The total percentage of Class A Shares credited to your individual account may not exceed
       100%, but it may be less than 100%. If this amount is less than 100%, you will be deemed to have instructed Fidelity NOT to tender the balance of the Class A Shares credited to your individual account.

     (2) Date and sign the Direction Form in the space provided.

     (3) Return the Direction Form in the enclosed return envelope so that it is received by Fidelity at the address on the return envelope (P.O. Box 9142, Hingham, MA 2043) not later than 12:00 Midnight, Eastern time, on Friday, August 20, 1999, unless the Offer is extended. If you wish to return the form by overnight mail, please send it to Fidelity's tabulation agent, Management Information Services, at 61 Accord Park Drive, Norwell, MA 02061. You may also instruct Fidelity by facsimile by faxing both sides of your Direction Form to 1-888-451-8683 (toll free).

     Your direction will be deemed irrevocable unless withdrawn by 12:00 Midnight, Eastern time, on Friday, August 20, 1999, unless the Offer is extended. In order to make an effective withdrawal, you must submit a new Direction Form which may be obtained by calling Fidelity at 1-800-835-5087. Your new Direction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed canceled. You may direct the re-tendering of any Class A Shares credited to your individual account by obtaining an additional Direction Form from Fidelity and repeating the previous instructions for directing tender as set forth in this letter.

     After the deadline above for returning the Direction Form to Fidelity, Fidelity and its affiliates or agents will complete the tabulation of all directions and Fidelity, as trustee, will tender the appropriate number of Class A Shares, as described in the "BACKGROUND" section above. Unless the Offer is terminated or amended in accordance with its terms, after the expiration date of the Offer the Company will determine the per Share purchase price (not less than $21.00 nor greater than $24.00) (the "Purchase Price"), that allows the Company to purchase 9,600,000 Class A Shares (or such lower number of Class A Shares as are properly tendered).

     Notwithstanding the foregoing, GartnerGroup will only purchase Class A Shares and Class B Shares in the same proportion as the ratio of the number of Class A Shares and Class B Shares outstanding. As such, if an insufficient number of shares of either class of stock is tendered, the number of shares of the other class of stock purchased under the Offer will be reduced to maintain such proportion of repurchased shares of each class. If the number of shares of a class of stock is reduced, the price per share of such class will be determined based on the reduced number of shares and the prices specified by participants in the Offer.

     The Company will then buy all such Class A Shares, up to 9,600,000, that were tendered at the Purchase Price or below. All participants who tender Class A Shares at or below the Purchase Price will receive the same per Share Purchase Price for Class A Shares accepted for purchase. If there is an excess of Class A Shares tendered over the exact number desired by the Company at the Purchase Price, Class A Shares tendered pursuant to the Offer may be subject to proration, as set forth in Section 1 of the Offer to Purchase. If you direct the tender of any Class A Shares credited to your individual account at a price in excess of the Purchase Price as finally determined, or in the event of proration, those Class A Shares not purchased in the Offer will remain allocated to your individual account under the Plan.

     The preferential treatment of holders of fewer than 100 Class A Shares, as described in Section 2 of the Offer to Purchase, will not be afforded to participants in the Plan, regardless of the number of Class A Shares held within their individual accounts.

EFFECT OF TENDER ON YOUR ACCOUNT

     As of 4:00 p.m., Eastern Time, on Monday, August 16, 1999, you will NOT be able to make exchanges out of the Gartner Group Stock Fund (the "Stock Fund") until all tender offer processing has been completed. Further, all distributions, loans and withdrawals from balances in the Stock Fund in the Plan will be frozen after that time. However, balances in the Stock Fund will be utilized to calculate amounts eligible for distributions, loans and withdrawals throughout the freeze. Contributions to and exchanges from other investment options into the Stock Fund may continue throughout the tender offer and will be unaffected by the freeze. FOR ADMINISTRATIVE PURPOSES, THE ACCOUNTS OF ALL PLAN PARTICIPANTS WILL BE TEMPORARILY FROZEN, REGARDLESS OF WHETHER YOU ELECT TO TENDER YOUR CLASS A SHARES, AND WILL REMAIN FROZEN UNTIL ALL TENDER OFFER PROCESSING HAS BEEN COMPLETED. Fidelity will complete processing as soon as administratively possible. Fidelity anticipates that the processing will be completed five to seven business days after receipt of proceeds from the Company.

     For any Class A Shares in the Plan that are tendered and purchased by the Company, the Company will pay cash to the Plan. INDIVIDUAL PARTICIPANTS IN THE PLAN WILL NOT, HOWEVER, RECEIVE ANY CASH TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN.

     Fidelity will invest proceeds received with respect to Shares credited to your account in the Fidelity Money Market Trust: Retirement Government Money Market Portfolio as soon as administratively possible after receipt of proceeds. You may call Fidelity at 1-800-835-5087 after the reinvestment is complete to learn the effect of the tender on your account or to have the proceeds from the sale of Class A Shares which were invested in the Fidelity Money Market Trust:
Retirement Government Money Market Portfolio invested in other investment options offered under the Plan.

SHARES OUTSIDE THE PLAN

     If you hold Class A or Class B Shares directly, you will receive, under separate cover, tender offer materials directly from the Company which can be used to tender such Class A or Class B Shares directly to the Company. THOSE TENDER OFFER MATERIALS MAY NOT BE USED TO DIRECT FIDELITY TO TENDER OR NOT TENDER THE CLASS A SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN. The direction to tender or not tender Class A Shares credited to your individual account under the Plan may only be made in accordance with the procedures in this letter. Similarly, the enclosed Direction Form may not be used to tender non-Plan Class A or Class B Shares.

FURTHER INFORMATION

     If you require additional information concerning the procedure to tender Class A Shares credited to your individual account under the Plan, please contact Fidelity at 1-800-835-5087. If you require additional information concerning the terms and conditions of the Offer, please call Morrow & Co., Inc., the Information Agent, at 1-800-566-9061.

                                          Sincerely,

                                          Fidelity Management Trust Company

                           GARTNER GROUP TENDER OFFER
                             TRUSTEE DIRECTION FORM

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

                                  INSTRUCTIONS

CAREFULLY COMPLETE THE REVERSE SIDE OF THIS DIRECTION FORM. INSERT TODAY'S DATE AND SIGN YOUR NAME IN THE SPACES PROVIDED. ENCLOSE THE DIRECTION FORM IN THE INCLUDED POSTAGE PREPAID ENVELOPE AND MAIL IT PROMPTLY. YOUR DIRECTION FORM MUST BE RECEIVED BY FIDELITY AT THE ADDRESS ON THE ENCLOSED RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST 19, 1999, UNLESS THE OFFER IS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. DIRECTION FORMS THAT ARE NOT FULLY OR PROPERLY COMPLETED, DATED, AND SIGNED, OR THAT ARE RECEIVED AFTER THE DEADLINE, WILL BE IGNORED, AND FIDELITY WILL NOT TENDER THE SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN, UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW.

    FIDELITY MAKES NO RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO DIRECT THE TENDER OF CLASS A SHARES, THE PRICE AT WHICH TO TENDER, OR TO REFRAIN FROM DIRECTING THE TENDER OF CLASS A SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

    AS OF JULY 28, 1999, THE NUMBER OF CLASS A SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN IS SHOWN TO THE RIGHT OF YOUR ADDRESS.

                                        DATE________________________, 1999

                                        ----------------------------------------
                                        YOUR SIGNATURE (PLEASE SIGN AS YOUR NAME
                                        APPEARS AT LEFT)

(CHECK BOX ONE OR TWO)

  [ ]     1.    Please refrain from tendering and continue to HOLD all Class
                A Shares credited to my individual account under the Plan.
  [ ]     2.    Please TENDER Class A Shares credited to my individual
                account under the Plan in the percentage indicated below for each of the prices provided. (The total of the percentages may NOT exceed 100%, but it may be less than or equal to
                100%). A blank space before a given price will be taken to mean that no Class A Shares credited to my account are to be tendered at that price. FILL IN THE TABLE BELOW ONLY IF YOU
                HAVE CHECKED BOX 2.

     Percentage of Class A Shares Directed to be Tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed Fidelity NOT to tender the remaining percentage.)

     ________ Price to be Determined by the Dutch Auction tender process, which could be as low as $21.00 or as high as $24.00.

          % at $21.000            % at $22.000            % at $23.000
          % at $21.125            % at $22.125            % at $23.125
          % at $21.250            % at $22.250            % at $23.250
          % at $21.375            % at $22.375            % at $23.375
          % at $21.500            % at $22.500            % at $23.500
          % at $21.625            % at $22.625            % at $23.625
          % at $21.750            % at $22.750            % at $23.750
          % at $21.875            % at $22.875            % at $23.875
                                                          % at $24.000

The undersigned hereby directs Fidelity Management Trust Company ("Fidelity"), as Trustee of the Gartner Group, Inc. Savings and Investment Plan (the "Plan") to tender to Gartner Group, Inc. (the "Company"), in accordance with the Offer to Purchase, dated July 27, 1999, a copy of which I have received and read, the indicated percentages of Class A shares of the Company's common stock, (the "Class A Shares"), credited to my individual account under the Plan, or to hold such Class A Shares, in either case as provided above.